EXHIBIT 99

                             DENBURY RESOURCES INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                 As Amended on:
                                   May 1, 1996
                                December 9, 1997
                                 April 20, 1999
                                  May 24, 2000
                                February 1, 2001
                                May 22, 2002 and
                                  May 11, 2005

     The following provisions constitute the terms and conditions of the Employee Stock Purchase Plan of Denbury Resources Inc.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company.

     2. Definitions.

          (a) "Affiliate" shall mean a person who is directly or indirectly the beneficial owner of more than ten percent (10%) of the Common Stock of the Company, or a director or officer of the Company.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Bonus" shall mean compensation paid, when and if declared in the sole discretion of the Company, as additional compensation over and above the employee's normal salary or hourly rate, as adjusted from time to time.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Common Stock" shall mean the common shares, without nominal or par value, in the capital stock of the Company.

          (f) "Company" shall mean Denbury Resources Inc., a corporation organized under the Canada Business Corporations Act, or any successor which adopts this Plan.

          (g) "Compensation" for the Offering Period shall mean the earnings paid to the Employee by the Employer for the then in effect calendar tax year which are includible on the Employee's W-2 as taxable wages earned from employment with the Employer, adjusted to include any deductions for the 401(k) and cafeteria (Section 125) plans, and further adjusted to exclude any Bonus or other type of income not a part of the compensation paid to an employee as their normal salary or hourly rate (such as excess

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     life insurance,  the value of an automobile,  expense  reimbursements,  any additional earnings resulting from this Plan, etc.).

          (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of paragraph 11(b).

          (i) "Election Period" shall mean the fifteen days prior to each of the four (4) three (3) month calendar quarter periods commencing one (1) day after one (1) Exercise Date and ending with the next Exercise Date.

          (j) "Eligible Employee" shall mean a full-time Employee.

          (k) "Employee" shall mean any person who is employed by the Employer and whose wages are subject to withholding for purposes of federal income taxes.

          (l) "Employer" shall mean the Company and each of its Subsidiaries that has elected to participate in the Plan.

          (m) "Enrollment Date" shall mean the first day of each January, April, July and October, except for the first Enrollment Date which shall be February 1, 1996.

          (n) "Exercise Date" shall mean each March 31, June 30, September 30 and December 31.

          (o) "Offering Period" shall mean each calendar quarter beginning on each Enrollment Date and ending on the immediately following Exercise Date, except for the first Offering Period which shall begin on February 1, 1996 and end on March 31, 1996.

          (p) "Participant" shall mean an Eligible Employee in Continuous Status as an Employee who has been offered the opportunity to purchase Common Stock hereunder and who has elected to participate herein.

          (q) "Payroll Deduction Account" shall mean that separate account maintained hereunder for each Participant.

          (r) "Plan" shall mean the Denbury Resources Inc. Employee Stock Purchase Plan.

          (s) "Prior Year Compensation" shall mean the Compensation for the prior calendar year for all Eligible Employees who were employed by the Employer during the prior full calendar year. For all Eligible Employees who were not employed during the prior full calendar year by the Employer, this term shall mean the annualized Compensation of the Eligible Employee based on their most recent six months of employment with the Employer.

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          (t)  "Stock  Account"  shall  mean an  account  to hold  shares of the
     Company's Common Stock maintained at the office of the Employer for the benefit of the Participants of this Plan.

          (u) "Subsidiary" shall mean a corporation, domestic or foreign, of which at the time of the granting of the option pursuant to paragraph 8, not less than 50% of the total combined voting power of all classes of shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (v) "Six Months of Service" shall mean a consecutive one hundred eighty-three (183) day period, beginning the day of the year on which an Employee commences employment with an Employer or a Subsidiary, during which the Employee is in Continuous Status as an Employee. For purposes of satisfying the Six Months of Service requirement, the time during which a person worked as contract labor for the Company or any of its Subsidiaries shall be included in the calculation of the consecutive 183 day period, provided that (i) the work was performed immediately prior to becoming an Employee, (ii) the person worked without interruption or termination of service, and (iii) the person worked a minimum of 40 hours per week.

          (w) "Subscription Agreement" shall mean the agreement by which the Eligible Employees elect to become Participants in this Plan substantially in the form of Exhibit A hereto.

     3. Eligibility.

          (a) General Rule. Any Employee, as defined in paragraph 2, who is employed full-time by an Employer on a given Enrollment Date shall be eligible to participate in the Plan as an "Eligible Employee," subject to the requirements of paragraph 5.

          (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option to purchase Common Stock under the Plan if the Employee has notified the Employer of their intent to terminate their employment or has terminated their employment for any reason.

     4. Offering Periods. The Plan shall be implemented by Offering Periods with the first Offering Period beginning February 1, 1996. The Board shall have the power to change the duration of the Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. The Plan shall permit Eligible Employees to elect the level of their participation in the Plan by completing a Subscription Agreement prior to each Offering Period.

     5. Participation.

          (a) An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement, in a form substantially similar to

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     Exhibit A attached to the Plan  ("Subscription  Agreement"),  and filing it with the Company's Payroll Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Board for all Eligible Employees with respect to a given Offering Period.

          (b) An Eligible Employee may waive his right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination must be filed in writing in the time and manner specified by the Company. The filing of a written declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this paragraph, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods, provided that an Affiliate must wait for a period of six months after such waiver before participating in a subsequent Offering Period.

     6. Payment for Common Stock.

          (a) At the time a Participant files his or her Subscription Agreement, such Participant shall either:

               (i) agree to tender either cash or check to the Company at least 5 days prior to an Exercise Date an amount not to exceed ten percent (10%) of the Participant's Compensation during the Offering Period; or

               (ii) elect  to have  payroll  deductions  made on each  pay  date during the Offering Period at the rate not to exceed ten percent (10%) of the Participant's Compensation each pay date during the Offering Period; or

               (iii)designate the method of accumulating  payment for the Common
                    Stock by a combination of paragraphs 6(a)(i) and (ii).

          (b) All payroll deductions and cash payments made by a Participant (collectively the "Participant Contribution") shall be credited to his or her Payroll Deduction Account under the Plan. Any Subscription Agreement which attempts to elect to apply more than ten percent (10%) of the Participant's Compensation toward the purchase of Common Stock shall automatically be reduced to limit the amount purchased to not more than ten percent (10%) of that Participant's Compensation.

          (c) A Participant may discontinue or change his or her payroll deductions during the Offering Period by completing and filing with the Payroll Department of the Company a new Subscription Agreement. The discontinuance or change shall be effective as soon as administratively feasible after the Company's receipt of the new Subscription Agreement. If an Affiliate changes their payroll deduction to zero percent, that Affiliate may not participate in the Plan until six months have elapsed.

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     7. Matching Contribution. On the Exercise Date, the Company will contribute to each Payroll Deduction Account, an amount equal to 75% of the Participant Contribution (or $.75 for every $1.00 contributed by the Participant) during that Offering Period (the "Matching Funds"). These combined funds (the "Total Funds") will be used to purchase Common Stock of the Company as outlined in paragraph 8. However, if for some reason the Total Funds for that Participant are not used to purchase the Company's Common Stock, the Matching Funds, or proportional portion of the Total Funds remaining relating to the Matching Funds, will be returned to the Company. In no circumstance will a Participant receive the Matching Funds other than through the purchase of Common Stock as outlined in paragraph 8.

     If the Participant is an Affiliate, their Participant Contributions will not be matched until the Plan has received shareholder approval (see paragraph
22). At the first Exercise Date after shareholder approval has been obtained, the Company will match, in the percentage outlined above, the total funds in the Affiliates' Payroll Deduction Account at that time, even though the funds may have been contributed during more than one Offering Period.

     8. Grant of Option.

          (a) On the Enrollment Date of each Offering Period each Eligible Employee shall be granted an option to purchase on the Exercise Date during such Offering Period up to a number of whole shares of the Company's Common Stock which shall be determined by dividing the total amount in their Payroll Deduction Account on the Exercise Date by the exercise price as calculated in Paragraph 8(b) below subject to the limitations described in paragraphs 8(d) and 13(a) hereof.

          (b) The exercise price per share of the shares offered in a given Offering Period shall be the average of the fair market value of a share of the Common Stock on the each of the ten (10) trading dates immediately preceding the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be the closing price of such shares as reported by the Nasdaq Stock Market, Inc., or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Common Stock ceases to be traded on a national exchange. If the Common Stock ceases to be traded on a national exchange, its fair market value shall be determined by the Board in its discretion.

          (c) For any Participant whose (i) Prior Year Compensation was less than or equal to Fifty Thousand Dollars ($50,000), as adjusted from time to time by the Board, and (ii) who, in the opinion of the Board, is ineligible to receive any stock options under any other plan of the Company, the Employer shall pay the Participant additional income sufficient to pay the social security, medicare, federal income and any state income taxes (calculated using the Participant's payroll withholding rate) which are applicable to the difference between the Participant Contribution during the applicable period and the fair market value of the Common Stock purchased for the Participant on the Exercise Date. For purposes of this subparagraph (c), the fair market value of the Common Stock shall be the exercise price as determined in paragraph 8(b).

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          (d) Notwithstanding any provision herein to the contrary, the group of
     Eligible Employees who are comprised of "Insiders" as that term is defined in Section 627 of the rules and regulations of The Toronto Stock Exchange, as amended from time to time, shall not be permitted to purchase fifty percent (50%) or more of the cumulative total shares of Common Stock purchased under this Plan. In the event that Insiders elect to purchase shares in excess of the limits of this paragraph, each Eligible Employee
     who  is  an  Insider   shall  have  his  or  her   Subscription   Agreement
     automatically   reduced  as  necessary  to  ensure   compliance   with  the
     limitations of this paragraph.

     9. Exercise of Option. The Participant's option for the purchase of Common Stock will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable exercise price with the Total Funds in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in paragraph 11. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by such Participant. A Participant may only exercise an option to purchase shares hereunder if the Participant is employed by the Employer on the Exercise Date and was in a Continuous Status as an Employee during the entire Offering Period. If the Participant is an Affiliate, their options will not be exercised until the Plan is approved by the shareholders of the Company in accordance with paragraph 22 hereof.

     10. Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to the Stock Account of shares of Common Stock purchased upon the exercise of his or her option. The shares of Common Stock shall be issued in the Participant's name and the Participant shall have certain rights of ownership such as voting and dividend rights, but will not be able to sell, assign or transfer any such shares in the Stock Account until the expiration of 365 days (one year) from the Exercise Date, Until the Plan is approved by the shareholders, the shares will also be subject to the buy-sell provisions of paragraph 22. At any time after one year from the Exercise Date, the Participant may request that their shares, or a portion thereof, in the Stock Account be sent to themselves or to their account at a brokerage firm, but only to the extent that such shares were purchased on an Exercise Date at least one year prior to such request.

     Any amount remaining in the Participant's Payroll Deduction Account after an Exercise Date shall remain in the Participant's Deduction Account for the next Offering Period unless requested in writing by the Participant to be refunded to the Participant. The Company shall have no responsibility or liability for any fluctuations in the value of shares in the Stock Account.

     11. Withdrawal; Termination of Employment.

          (a) A Participant may withdraw all, but not less than all, of the funds credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Company on a form substantially similar to

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     Exhibit B attached to this Plan. All of the Participant's funds credited to his or her Payroll Deduction Account will be paid to such Participant promptly after receipt of his or her notice of withdrawal. A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Offering Period in which the withdrawal occurs. No further payroll deductions for the purchase of shares will be made during the Offering Period. A Participant may resume payroll deductions as of the
     beginning  of  any   subsequent   Offering   Period  by  delivering  a  new
     Subscription Agreement unless the Participant is an Affiliate, in which case, the Affiliate must wait for a period of six months after the date of withdrawal before they become eligible to resume participation in the Plan.

          (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and any funds credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be canceled; provided, however, that a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds ninety (90) days, such Participant shall be deemed to have terminated employment on the ninety-first (91st) day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless changed by such Participant or unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

          (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar Plan which may hereafter be adopted by the Company.

          (d) Termination of the Participant's Continuous Status as an Employee of the Company for any reason will not affect when shares are deliverable from the Stock Account.

     12. Interest. No interest shall accrue on the payroll deductions or cash or check payments of a Participant in the Plan.

     13. Stock.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,750,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. Either authorized and unissued shares or issued shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Board. Further, if for any reason any purchase of Common Stock under the Plan is not consummated, shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the

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     Company shall make a pro rata allocation of the shares remaining  available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Common Stock hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.

          (b) The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised and the shares purchased.

          (c) Shares to be delivered under the Plan will be registered in the name of the Participant but held in the Stock Account for a period of time as specified in paragraph 10. After the requisite holding period, the shares will be delivered to the Participant upon their request. Until the Plan is approved by the shareholders, the shares will also be subject to the buy-sell provisions of paragraph 22.

     14. Administration. The Plan shall be administered by the Board or a committee appointed by the Board. If a committee is appointed by the Board, such committee shall have all of the powers of the Board with respect to the Plan except for those powers set forth in paragraph 20 hereof. Members of the Board who are eligible employees are permitted to participate in the Plan; provided, however, that (i) members of the Board who are eligible Employees may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan, and (ii) if a committee is appointed by the Board to administer the Plan, no committee member will be eligible to participate in the Plan. The Board or a committee appointed hereunder shall have the following powers and duties:

          (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

          (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

          (c) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, rights of eligibility of an Employee to participate in the Plan;

          (d) To enforce the terms of the Plan and the rules and regulations it adopts;

          (e) To direct the distribution of the shares of Common Stock purchased hereunder;

          (f) To cause the Employer to maintain such information which the Employer may require for tax or other purposes;

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          (g) To engage the  service of counsel  (who may,  if  appropriate,  be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

          (h) To prescribe procedures to be followed by Participants in electing to participate herein;

          (i) To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

          (j) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and

          (k) To interpret and construe the Plan.

     15. Designation of Beneficiary.

          (a) A Participant may file a written designation of a beneficiary who is to receive any shares from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which an option is exercised but prior to the issuance of such shares to the Participant. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither any monies credited to Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in paragraph 15 hereof) by the
Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

     17. Use of Funds. All payroll deductions, cash or check received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

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     18. Reports.  Individual  Payroll Deduction Accounts will be maintained for each Participant in the Plan and individual stock accounts will be maintained for each Participant in the Plan with shares of Common Stock in the Stock Account. Statements of account will be given to Participants promptly following an Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased, and the remaining cash balance, if any, relating to the just completed Offering Period and the number of shares and acquisition dates of all shares held by the Employer for the Participant in the Stock Account.

     19. Adjustments Upon Changes in Capitalization. If an option under this Plan is exercised subsequent to any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, occurring after such option was granted, as a result of which shares of any class shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Company. Any such adjustment, however, in the Common Stock shall be made without change in the total price applicable to the portion of the Common Stock purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for each share of Common Stock. A similar appropriate adjustment shall be made in the total number of shares of Common Stock available for sale under paragraph 13(a).

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock subject to the Participant's current Subscription Agreement and covered by the amount in the Payroll Deduction Account or by a check from the Participant. If the Board makes an option fully exercisable, in lieu of assumption or substitution in the event of a merger or sale of assets, the option shall be fully exercisable for such period as the Board specifies.

     20. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its shareholders. Except as specifically provided in the Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (the "Act") (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such manner and to such a degree as required.

     21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Shareholder Approval. Commencement of the Plan shall be subject to approval by the shareholders of the Company within twelve months after the date the Plan is adopted. In the event that the Plan is not approved by the shareholders, the Company will purchase, and the Participant will be required to sell to the Company, all shares issued to date under the Plan from the Participants at a price equal to the total Participant Contribution relating to those shares, not to exceed the then current market value of the shares. This obligation by the Company to buy and the obligation by the Participant to sell will no longer be applicable after shareholder approval is obtained.

     For those Participants who are Affiliates, their options for the purchase of Common Stock will not be exercised until the Plan has received shareholder approval. The Affiliates may accumulate funds in their Payroll Deduction Account beginning with the first Offering Period subject to the normal provisions of the Plan, but the funds will not be matched by the Company, nor will shares of Common Stock be sold to the Affiliates on any Exercise Date until the first Exercise Date after shareholder approval is obtained. If the Plan is not approved by the shareholders, the Affiliates' funds accumulated in their Payroll Deduction Account will be returned to them without any interest or earnings thereon.

         23. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the United States Securities Act of 1933, as amended, the Canada Business Corporation Act, applicable securities laws, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option and the issuance of any shares of Common Stock pursuant to the exercise, the Company will require the person exercising such option to hold such shares in the Stock Account for a period of one (1) year from the Exercise Date.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     24. Term of Plan. The Plan shall become effective February 1, 1996 subject to its approval by the stockholders of the Company as specified in paragraph 22. It shall continue in effect until August 9, 2010 unless sooner terminated under paragraph 20.

     25. No Rights Implied. Nothing contained in this Plan or any modification or amendment to the Plan or in the creation of any Payroll Deduction Account, Stock Account, or the execution of any participation election form, or the issuance of any shares of Stock, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of the Employer or Company, except as expressly provided by the Plan.

     26. Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     27. Notice. Any notice required to be given herein by the Employer, the Company or the Board shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

     28. Waiver of Notice. Any person entitled to notice under the Plan may waive the notice.

     29. Successors and Assigns. The Plan shall be binding upon all persons entitled to purchase Common Stock under the Plan, their respective heirs, legatees, and legal representatives upon the Employer, its successors and assigns.

     30. Headings. The titles and headings of the paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     31. Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute. The obligation of the Employer to sell and deliver Common Stock under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Common Stock.

     32. No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase shares of Common Stock granted under it, and members of the Board and the committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     33. Participating Employers. This Plan shall constitute the employee stock purchase plan of each Subsidiary which shall adopt this Plan effective with respect to each such Subsidiary upon the adoption thereof by official action of its board of directors, or by other similar action.

     IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed this 5th day of January, 1996, effective as of February 1, 1996.

                                       DENBURY RESOURCES INC.

                                       By: /s/ Gareth Roberts
                                       ---------------------------------------
                                           Gareth Roberts, President and CEO

ATTEST:


/s/ Phil Rykhoek
-----------------------
Phil Rykhoek, Secretary

                                     EXHIBIT A

                             DENBURY RESOURCES INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT


     I, ________________________, have read the attached explanation of the Denbury Resources Inc. (the "Company") Employee Stock Purchase Plan. I have decided: (check one)

                  _____    NOT to participate.

                  _____ TO PARTICIPATE. I wish to purchase that amount of common stock that can be purchased with ______% of my Compensation, as defined in the Plan, (select the percentage of your compensation from 0% to 10%, in increments of 1, that you elect to contribute).

                  _____    TO STOP my current payroll deductions.

Check (a) or (b):

     In order to pay for the shares of Company common stock that I have elected to purchase, I hereby agree to

         (a) _____         tender by check or cash, or

         (b) _____         authorize my Employer to deduct the  percentage of my
                           Compensation that I specified above from my pay each pay period while this election is in effect.

     I understand that said payroll deductions or cash payment shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan and that the Company will make all required tax withholdings. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on the Exercise Date of each Offering Period unless I otherwise withdraw from the Offering Period or the Stock Purchase Plan.

     I understand that if my employment with the Company terminates for any reason prior to the next Exercise Date that all amounts credited to me in the Payroll Deduction Account will be refunded as soon as administratively feasible and my participation in the Stock Purchase Plan shall immediately terminate.

     I understand that I must leave any shares of Common Stock of the Company acquired pursuant to this Plan in the Stock Account for a period of one (1) year from the Exercise Date, at which time I may request that the shares be delivered to me to do with as I may desire. The Company's custody of my shares during this one year period is for the sole purpose of enforcing the nontransferability of


                               EXHIBIT A - Page 1
the shares. I understand and release the Company, its agents and employees for any liability relating to value fluctuations in my shares.

     I have received a copy of the Company's most recent prospectus on Form S-8 that describes the Stock Purchase Plan and a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

     In the event of my death, I hereby designate the following as my beneficiary to receive all payments and shares due me and not yet issued under the Stock Purchase Plan (shares already issued but held in the Stock Account are not subject to this beneficiary designation as these shares are already in your name and subject to your will):


Name and Address of Beneficiary:
_________________________________
_________________________________
_________________________________
_________________________________


Relation to Participant:
_________________________________


Participant's Signature:
_________________________________


Date:  __________________________


Name and Address of Participant:
_________________________________
_________________________________
_________________________________
_________________________________


Social Security Number of Participant:
_________________________________




                               EXHIBIT A - Page 2

                                    EXHIBIT B

                             DENBURY RESOURCES INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


By signing this form, I hereby notify the Company that I withdraw from the Offering Period, effective upon receipt of this Notice.

Pay to me as promptly as possible all amounts in my Payroll Deduction Account. I understand and agree that by withdrawing from the Offering Period no further payroll deductions will be made for the purchase of shares in such Offering Period and that I may not participate in another Offering Period unless I deliver to the Company a new Subscription Agreement during the next Election Period. I further understand and agree that no further payroll deductions may be made for the purchase of shares in the Offering Period, nor will any shares be issued on my behalf at the Exercise Date and that any previously contributed funds will be returned to me as soon as administratively feasible, without any interest or matching funds thereon.

Name and Address of Participant:

_________________________________
_________________________________
_________________________________
_________________________________



Signature:

_________________________________


Date: ___________________________









                             EXHIBIT B - Page Solo